Exhibit 10.6

FORM OF

RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT (the “Agreement”) is made effective as of                     , 20     (the “Grant Date”), between USF Holding Corp., a Delaware corporation (hereinafter called the “Company”), and [            ], an employee of the Company or other Service Recipient, hereinafter referred to as the “Grantee.” Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan or the Management Stockholder’s Agreement (each as defined below).

WHEREAS, the Company desires to grant the Grantee shares of Common Stock, pursuant to the terms and conditions of this Agreement (the “Restricted Stock Award”), the 2007 Stock Incentive Plan for Key Employees of USF Holding Corp. and its Affiliates, as amended from time to time (the “Plan”) (the terms of which are hereby incorporated by reference and made a part of this Agreement), and a Management Stockholder’s Agreement entered into by and between the Company and the Grantee as of [            ] (the “Management Stockholder’s Agreement”).

WHEREAS, the Board has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the shares of Common Stock provided for herein to the Grantee as an incentive for increased efforts during his employment with the Company, and has advised the Company thereof and instructed the undersigned officer to grant said Restricted Stock Award;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. Grant of the Restricted Stock. Subject to the terms and conditions of the Plan, the Management Stockholder’s Agreement (and the agreements incorporated by reference therein), and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Grantee [            ] shares of Common Stock (hereinafter called the “Restricted Stock” or “Award”). The Restricted Stock shall vest and become nonforfeitable in accordance with Section 2 hereof.

2. Vesting.

(a) Unless otherwise provided in the Management Stockholder’s Agreement, so long as the Grantee continues to be employed by the Company or its Subsidiaries through the applicable vesting date: (i) the Restricted Stock shall become vested in increments of [    ]% of such shares on each of [            ]; and (ii) all Restricted Stock shall become vested as to 100% of such shares upon the occurrence of a Change in Control that occurs prior to [            ]. Any stock that becomes vested pursuant to this Section 2(a) shall hereafter be referred to as “Vested Restricted Stock.”

(b) Notwithstanding the above, if the Grantee’s employment with the Company or any other Service Recipient is terminated for any reason by the Company or any other Service Recipient, or by the Grantee, any Restricted Stock that has not yet become Vested Restricted Stock at such time shall be forfeited by the Grantee without consideration therefor, and neither Grantee nor any successors, heirs, assigns, or personal representatives of Grantee shall thereafter have any further rights or interest in the Restricted Stock or under this Agreement, and Grantee’s name shall thereupon be deleted from the list of the Company’s stockholders with respect to the Restricted Stock.

3. Registration of Restricted Stock. The Company shall register the issuance of the Restricted Stock in the Grantee’s name on the stock transfer books of the Company promptly after the date hereof, with the restrictions imposed on such Restricted Stock under this Agreement and such other restrictions referenced in the Management Stockholder’s Agreement and Section 5 below (including, without limitation that such Restricted Stock, even after it becomes Vested Restricted Stock, may be subject to such stop transfer orders and other restrictions as the Board may deem reasonably advisable under the Plan, the Management Stockholder’s Agreement or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Vested Restricted Stock is listed, and any applicable federal or state laws and the Company’s Articles of Incorporation and Bylaws) also recorded in such stock transfer books, to be removed as applicable.

4. Rights as a Stockholder. The Grantee shall be the record owner of the Restricted Stock unless or until such Restricted Stock is forfeited pursuant to Section 2 or is otherwise sold or disposed of as permitted under Section 6 of this Agreement, and as record owner shall be entitled to all rights of a common stockholder of the Company (including, without limitation, the payment of any dividends on the shares of Restricted Stock).

5. Conditions to Removal of Restrictions on Vested Restricted Stock. The shares of stock deliverable under this Award, or any portion thereof, may be either previously authorized but unissued shares or issued shares, which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to remove from the stock transfer books of the Company the recording of the restrictions imposed on the Restricted Stock (or any portion thereof) referenced in Section 3 above prior to fulfillment of all of the following conditions:

(a) The execution by the Grantee of the Management Stockholder’s Agreement, a Sale Participation Agreement and a Non-Solicitation and Non-Disclosure Agreement (as amended from time to time); and

(b) The lapse of such reasonable period of time following the vesting of Restricted Stock as the Committee may from time to time establish for reasons of administrative convenience or as may otherwise be required by applicable law.

6. Investment Representation. Grantee hereby acknowledges that the Restricted Stock shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws or as otherwise provided herein, in the Management Stockholder’s Agreement or in the Plan. Grantee also agrees that the Restricted Stock which Grantee acquires pursuant to this Agreement will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state.

7. Further Assistance. Grantee will provide assistance reasonably requested by the Company or any Service Recipient in connection with actions taken by Grantee while employed by the Company or any Service Recipient, including but not limited to assistance in connection with any lawsuits or other claims against the Company or any Service Recipient arising from events during the period in which Grantee was employed by the Company or any Service Recipient.

8. Binding Effect; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Company (including Service Recipients) and Grantee and their respective heirs, representatives, successors and permitted assigns. This Agreement shall not confer any rights or remedies upon any person other than the Company (including Service Recipients) and the Grantee and their respective heirs, representatives, successors and permitted assigns. The parties agree that this Agreement shall survive the issuance of the Restricted Stock.

9. Transferability. The Restricted Stock may not at any time be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition complies with the provisions of this Agreement and the Management Stockholder’s Agreement.

10. Securities Laws. The Company may require the Grantee to make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement. The granting of the Restricted Stock hereunder shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies as may be required.

11. Grantee’s Continued Employment with the Company. Nothing contained in this Agreement or in any other agreement entered into by the Company and the Grantee guarantees that the Grantee will continue to be employed by the Company or any of its Subsidiaries for any specified period of time.

12. Change in Capitalization. If the Company shall be reorganized, recapitalized or restructured, consolidated or merged with another corporation, or otherwise undergo a significant corporate event, (a) the Restricted Stock may be adjusted and (b) any stock, securities or other property exchangeable for Common Stock pursuant to such reorganization, recapitalization, restructuring, consolidation, merger or other corporate event, shall be deposited with the Company and shall become subject to the restrictions and conditions of this Agreement to the same extent as if it had been the original property granted hereby, all pursuant to Sections 8 and 9 of the Plan.

13. Payment of Taxes. The Grantee shall have full responsibility, and the Company shall have no responsibility, for satisfying any liability for any federal, state or local income or other taxes required by law to be paid with respect to such Restricted Stock, including upon the vesting of the Restricted Stock. In connection with the foregoing, the Grantee may, at his option, elect to recognize the fair value of the Restricted Stock upon the Grant Date pursuant to Section 83 of the Internal Revenue Code of 1986, as amended. The Grantee is hereby advised to seek his own tax counsel regarding the taxation of the grant of Restricted Stock made hereunder. Notwithstanding the above, if the Company’s accountants determine that there would be no adverse accounting implications to the Company, the Grantee may be permitted to elect to use Common Stock otherwise deliverable to the Grantee hereunder to satisfy any such obligations, subject to such procedures as the Company’s accountants may require.

14. Limitation on Obligations. The Company’s obligation with respect to the Restricted Stock granted hereunder is limited solely to the delivery to the Grantee of shares of Common Stock on the date when such shares are due to be delivered hereunder, and in no way shall the Company become obligated to pay cash in respect of such obligation. This Restricted Stock Award shall not be secured by any specific assets of the Company or any Service Recipient, nor shall any assets of the Company or any Service Recipient be designated as attributable or allocated to the satisfaction of the Company’s obligations under this Agreement. In addition, the Company shall not be liable to the Grantee for damages relating to any delays in issuing the share certificates to him (or his designated entities), any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

15. Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Grantee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 15, either party may hereafter designate a different address for notices to be given to him. Any notice that is required to be given to the Grantee shall, if the Grantee is then deceased, be given to the Grantee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 15. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

16. Governing Law. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

17. Management Stockholder’s Agreement, Sale Participation Agreement and Non-Solicitation and Non-Disclosure Agreement. The shares of Common Stock received by Grantee upon settlement of the Restricted Stock shall, to the extent applicable, be subject to the terms and conditions of the Management Stockholder’s Agreement, Sale Participation Agreement and the Non-Solicitation and Non-Disclosure Agreement (as amended from time to time). Notwithstanding anything to the contrary in the Management Stockholder’s Agreement or Non-Solicitation and Non-Disclosure Agreement, if, at any time while the Grantee is employed with the Company or during the twelve months following the termination of Grantee’s employment with the Company for any reason (the “Termination Date”): (a) Grantee breaches any of the restrictive covenants contained in the Non-Solicitation and Non-Disclosure Agreement or (b) the Committee reasonably determines that the Grantee has at any time engaged in ethical misconduct in violation of the Company’s Code of Conduct, which the Committee reasonably determines caused material business or reputational harm to the Company, then the Committee may, in any such event and to the extent permitted by governing law, elect to impose the requirements of Section 18 below (any such foregoing event, a “Clawback Event”).

18. Clawback/Recoupment.

(a) If the Committee reasonably determines that a Clawback Event has occurred, the Committee may require Grantee: (i) to forfeit any unvested Restricted Stock and/or to return all, or such portion as the Committee may determine, of the Vested Restricted Stock then held by Grantee, which became vested within the Clawback Period (defined below); and/or (ii) to the extent that such determination occurs after the Company has purchased from Grantee, pursuant to the terms of the Management Stockholder’s Agreement, any Vested Restricted Stock received by Grantee upon vesting of this Award during the Clawback Period, to reimburse to the Company any payment(s) received from the Company in connection with such purchase, on a net after-tax basis; and/or (iii) to pay to the Company the full value of the Vested Restricted Stock Grantee received upon vesting of this Award during the Clawback Period, if Grantee previously sold or otherwise disposed of any such Vested Restricted Stock to a third party prior to the Committee determining that a Clawback Event has or had occurred. For purposes of this Agreement, the term “Clawback Period” means the three-year period immediately preceding the earlier of (x) a Clawback Event and (y) the Termination Date.

(b) In the event the foregoing Section 18(a) applies, the Company may, at its sole election:

(i) require the Grantee to return such Vested Restricted Stock, and/or pay such amount as determined in such provision in a cash lump sum, in each case within 30 days of such determination;

(ii) deduct the amount from any other compensation owed to the Grantee (as a condition to acceptance of this Award, the Grantee agrees to permit the deduction provided for by this subsection) the value of such Vested Restricted Stock and/or amount otherwise due thereunder, as applicable; or

(iii) a combination of subsections (b)(i) and (b)(ii).

(c) In addition to the foregoing, this Award and any vested Restricted Stock acquired hereunder, and any proceeds received in respect of any of the foregoing by the Grantee, shall be subject to any reduction, cancellation, forfeiture or recoupment, in whole or in part, upon the occurrence of certain specified events, as may be required by the Securities and Exchange Commission or any applicable national or local exchange, law, rule or regulation.

(d) By accepting this Award, the Grantee agrees that timely deliver or payment to the Company as set forth in this Section 18 is reasonable and necessary, and that timely delivery or payment to the Company as set forth in this Section 18 is not a penalty, and it does not preclude the Company from seeking all other remedies that may be available to the Company. The Grantee further acknowledges and agrees that the Grantee’s unvested Restricted Stock shall be cancelled and forfeited without payment by the Company if the Committee reasonably determines that the Grantee has engaged in the conduct specified under Section 18(a) above.

19. Conflict. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control. For the avoidance of doubt and for purposes of the Management Stockholder’s Agreement or the Sale Participation Agreement, only shares of Restricted Stock granted under this Award that become Vested Restricted Stock on or after any applicable vesting date that has occurred shall be considered “Stock” under this Agreement and the Management Stockholder’s Agreement, and “Common Stock” that is eligible to be included in any Request (as defined in the Sale Participation Agreement) for purposes of the Sale Participation Agreement.

20. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

USF HOLDING CORP.

By:

Name:
Title:

GRANTEE

Name:	[ ]